STATE OF NEW JERSEY

BOARD OF PUBLIC UTILITIES

_____________________________________

IN THE MATTER OF ELIZABETHTOWN GAS COMPANY, NUI UTILITIES, INC. AND NUI CORPORATION _____________________________________	) ) ) ) )	Docket No.: GA03030213, GA02020099, GR03050423, GR02120945, GR02040245, and GR01110771

STIPULATION AND AGREEMENT

            NUI Corporation ("NUI"), its wholly-owned subsidiary NUI Utilities, Inc. ("NUI Utilities), and Elizabethtown Gas Company ("Elizabethtown Gas" or "ETG"), a gas distribution utility and division of NUI Utilities (collectively all referred to herein as "the Company"), and the Staff of the Board of Public Utilities ("Board Staff"), hereby submit to the New Jersey Board of Public Utilities (the "Board") for the Board's review and adoption a Stipulation in the above-referenced matter in accordance with the following terms and conditions.

BACKGROUND

A.        On March 20, 2003, the Board directed the initiation of a focused audit of the Company.  The Board initiated the focused audit for a number of reasons, including a series of credit downgrades of the senior unsecured debt of NUI and NUI Utilities and issues raised during a competitive services audit of Elizabethtown Gas.  Factors such as these substantiated the need for an in-depth review of the financial practices of the Company and its non-utility affiliates.

B.         Following the issuance by the Board of a Request For Proposal (RFP) for consulting firms to bid for the performance of the focused audit on behalf of the Board, the Board retained the Liberty Consulting Group ("Liberty") on June 4, 2003.  Liberty issued an interim report in December 2003 and a final report in March 2004.

C.       The following Stipulation and Agreement is intended to resolve all issues addressed in the Liberty reports as well as issues that remain outstanding from certain other Board proceedings, cited explicitly below.

SETTLEMENT TERMS AND CONDITIONS

            In order to resolve all issues in this proceeding in a fair and equitable manner and to avoid the need for evidentiary hearings or other litigation; and in acknowledgment that the terms and conditions covered by this Stipulation represent a compromise among and between the Company and Board Staff, the Company and Board Staff stipulate and agree to the following:

(1)   Monetary Consideration

(a)   The Company shall pay $30 million to its customers and to the State of New Jersey as follows:

--    $28 million shall be credited by ETG to its customers in a manner to be determined by the Board, provided that, before the end of NUI's fiscal year 2004, ETG customers shall be credited a total amount of $7 million; before the end of NUI's fiscal year 2005, ETG customers shall be credited a total amount of $6 million; and before the end of each of NUI fiscal years 2006, 2007 and 2008, ETG customers shall be credited $5 million for each fiscal year, for a cumulative credit of $28 million.

--   $2 million shall be paid as a penalty to the State of New Jersey, in $400,000 annual installments before the end of each of NUI fiscal years 2004 through 2008.

(b)  These settlement payments shall be paid by NUI Utilities, but they shall not be reimbursable by customers.  The Company shall have the option to make a balloon payment of all outstanding amounts at any time.   Upon the close of a sale of the Company, the outstanding balance shall be paid in full by the Company within a period of time to be determined by the Board.

(c)  Interest computed upon the unpaid balance of the above payments at ETG's overall rate of return of 7.95%, as determined in ETG's last base rate case, shall accrue as of the date this Stipulation is approved by the Board and adopted as its final written decision and order, and shall be payable to ETG customers before the end of each applicable NUI fiscal year.

(2)  Other Agreements

(a)  The Company agrees to implement the recommendations contained in the Liberty report with the following modifications; however, the Company does not acknowledge or admit the correctness of any specific finding in the Liberty Report. The Company does acknowledge that the Board Staff finds substantial merit in those findings, and has relied substantially upon them in agreeing to this Settlement.  The Company shall file within 60 days a plan and schedule that provides for prompt implementation of the Liberty recommendations, as modified herein. This plan and schedule shall be subject to Board approval.

(b)  The Company's cost allocation policy as currently on file with the Board shall continue to be used until the first to occur of (i) the close of the sale of the Company or (ii) eighteen months from the date the Board approves this Stipulation and adopts it as a final written decision and order.  The Company agrees to use direct charging of expenses wherever justifiable and practicable.  It is further agreed that the Company and a prospective purchaser may propose modifications to the Company's current cost allocation policy or the substitution of another allocation policy as part of the Board's review and approval of the sale of the Company.

(c)  Nothing herein shall constrain the Board's authority to require an alternate form of affiliate cost allocation, assignment or charging as part of its review of the purchase of NUI or at the expiration of the eighteen-month period enumerated above.

(d)  Upon the recommendation of the Board Staff, the proposed service agreement between Utility Business Services, Inc. and NUI Utilities pending before the Board in Docket No. GO04020123 shall be approved, subject to the cost recovery limitation set forth in the Liberty report regarding fee increases and early termination fees.

(e) With regard to the permanent capital structure of ETG, the Parties agree that an appropriate target equity percentage, recognizing the seasonality of the gas distribution business, should be 45 percent (the "Target").  In the event that the equity level falls below the Target, measured as the average equity percentage for the preceding twelve months, the Company shall provide to the Board a written plan on how the 45% equity capital will be reinstated.  The permanent capital structure shall include equity capital, long-term debt and, if applicable, preferred stock.  Nothing herein shall constrain the Board's authority to order such relief or action as may be necessary and appropriate to return ETG's equity level to the Target.

(f)  The Company agrees to maintain cash management systems, including receipts, concentration and disbursements systems, for NUI Utilities that are separate and distinct from those of NUI or any non-utility affiliate of NUI.  At no time will the cash or cash equivalents of ETG or NUI Utilities be co-mingled with those of NUI or non-utility affiliates of NUI.  This prohibition shall not preclude dividends to be paid in accordance with law, existing Board orders, or settlement of the monthly inter-company balance.

(g) The Company shall provide audited financial statements for NUI Utilities as of the end of each fiscal year commencing with the fiscal year ending September 30, 2004.  The Company further agrees to provide the Board with (i) unaudited financial statements for NUI Utilities on a quarterly basis and (ii) quarterly unaudited financial statements for ETG reflecting a clearly defined allocation of the NUI Utilities balance sheet and income statement items to ETG in a manner reasonably deemed to be satisfactory by Board Staff.  If a sale of the Company has not closed within eighteen months of the date this Stipulation is approved by the Board and adopted as its final written decision and order, nothing herein shall constrain the Board's authority to require audited ETG financial statements on a going-forward basis.

(h) The parties agree to seek a corporate structure that can provide substantial protection of the utility against bankruptcy of the parent, and will seek jointly to develop such a structure that comports with the other provisions of this agreement.  Nothing herein shall constrain the Board's authority to require such a structure.  In addition, nothing herein shall constrain the Board's authority to require at any time such changes as it deems necessary to protect the utility in the event of the bankruptcy of an affiliate.

(i) The Company agrees to cause all receivables and payables for allowed inter-company transactions for goods and services between NUI Utilities, NUI and all of their affiliates to be settled on a monthly basis in accordance with an attached matrix developed by the Company and Board Staff, which matrix identifies the costs to be included or excluded from amounts to be paid by ETG.  Under no circumstances shall such inter-company balances be allowed to accumulate beyond the one-month settlement period.

(j) Neither NUI Utilities nor ETG shall enter into any loans, loan guarantees or money pool agreements with NUI or any affiliate without the prior approval of the Board.  NUI shall not, without prior Board approval, enter any agreements that:

--   Directly or indirectly encumber the assets of NUI Utilities or ETG

--   Directly or indirectly restrain the ability of NUI Utilities and ETG to have the full use of those assets in delivering utility service

--   Impair the ability of NUI Utilities and ETG to secure financing for utility use

--   Draw direct or indirect support from the assets, operations, or credit standing of NUI Utilities and ETG

(k) With the exception of current corporate shared services and excluding any portion thereof provided by non-affiliates, the Company agrees that all future agreements for the provision of goods and services shared between ETG and any affiliate shall be compared to other market alternatives and be negotiated on an arms-length basis, and entered only in the event of an informed, good faith judgment that such agreements will produce the best cost for ETG, when compared with such alternatives.  All such agreements that are subject to prior approval by the Board under applicable laws and regulations shall be submitted to the Board for prior approval in accordance with those laws and regulations.

(l) The Company agrees that: (i) any new financing facilities shall require the prior approval of the BPU; (ii) ETG assets, financial support or cash flow shall not be pledged for the benefit of any entity except ETG unless approved by the Board; (iii) all borrowings of NUI and all affiliates of ETG shall be non-recourse to ETG and NUI Utilities and shall not provide for cross-default to or for credit support from, ETG or NUI Utilities; and (iv) any changes to existing financing facilities, other than monetary payments by NUI Corp. to secure waivers of conditions or limitations in those facilities, shall require the prior approval of the Board.  All asset sales that are subject to prior approval by the Board under applicable laws and regulations shall be submitted to the Board for prior approval in accordance with those laws and regulations.  The Company agrees to promptly inform the Board of any changes to existing financing facilities.  Nothing herein shall constrain the Board's authority with respect to review and approval of ETG or affiliate financings or financial matters.

(m) NUI Utilities shall remain an incorporated entity with different management and a separate Board of Directors responsible for utility operations.  The Company shall provide prior notice to the Board of any changes in the officers of NUI Utilities.  This provision is not intended to be inconsistent with the provisions of the New Jersey Business Corporation Act, which establishes generally the duties and obligations of all corporate officers and directors, nor is it intended to prevent NUI and NUI Utilities from having not in excess of three common directors serving on both boards, unless first approved by the Board.  The number of NUI Utilities directors shall not be reduced without the approval of the Board.  Nothing herein shall constrain the Board's authority to enter any orders related to corporate structure in the event that a sale of the Company does not close within eighteen months of the date that the Board approves this Stipulation and adopts it as a final written decision and order.

(n) The Company shall not implement a change to its current capitalization practices for administrative and general overhead costs without a Board order and nothing herein shall constrain the Board's authority to require a change in any future rate proceedings involving ETG.

(o) The Company agrees to file (at least fourteen days prior to effectiveness), justify and seek Board approval for any new agreements providing severance payments, beyond the Company's existing severance policies, or retention or change-of-control payments to NUI officers and directors.

(p) The NUI Corporation board and the NUI Utilities board shall meet jointly, no less frequently than every other month.

(q) The foregoing provisions of this Stipulation shall not be binding on any subsequent purchaser of the Company, but nothing herein shall constrain the Board's authority to impose any requirements or conditions in the context of a petition for approval of a change in control.

(r) The Company shall provide ten days prior notice regarding the retention of any third party services reasonably forecasted to cost in excess of $100,000 through closure of the sale of the Company.  In an emergent situation, notice to the Board shall be deemed timely immediately upon identification of the situation requiring action.

(s) In the event that the Company secures recovery of any portion of the compensation of any director, officer, or employee, the Company shall promptly inform the Board of such recovery, and the portion thereof allocated to or paid by ETG shall be refunded to customers in a manner to be determined by the Board.

(t) The Company agrees to take reasonable actions to reduce corporate and service-company costs in recognition of the reduction in its non-utility activities.

(3)  General Provisions

(a) In making this agreement, the Board has relied upon certifications from the President and CEO of NUI and the President of NUI Utilities that, based on their knowledge, other than the issues raised in the Liberty interim and final reports there have been no material violations of the Holding Company Order, this or any other Board Order and any New Jersey law that the Board has responsibility to administer.  These certifications shall continue to be made on a quarterly basis (covering the previous quarter) until the close of the sale of the Company.  The initial certification of the NUI President and CEO shall from February 1, 2004 and the initial certification of the President of NUI Utilities shall be from April 1, 2001.

(b) This agreement settles only the specific findings and conclusions of the final Liberty report and those Board dockets cited explicitly herein.  Moreover, it is not intended to address any action(s) or inaction(s) of NUI or any of its affiliates occurring on or after the date of the final Liberty report.

(c) This agreement does not waive or alter the requirements of any prior Board order.

 (d) The terms of this Stipulation may not be cited or otherwise used against each other, except in any proceeding to enforce the Stipulation or the terms and conditions thereof and/or the Board order adopting this Stipulation.

(e) The Company's agreement to the terms of this settlement is not an acknowledgment of non-compliance with any law, regulation, Board Order or Board requirement.

(f)  All issues identified in the Liberty interim and final reports of the Focused Audit are resolved without acknowledgement or admission by the Company as to the correctness of any issue or that any specific issue forms the basis or any part of the basis for the payment above, and no further civil action shall be taken by the Board.

(g) This Stipulation also resolves any remaining issues arising out of the Audit of Competitive Service Offerings of Elizabethtown Gas Company in Docket No. GA02020099 conducted by Overland Consulting.

(h) All matters relating to ETG's 2002 base rate case are resolved, and it shall not be reopened, but nothing herein shall constrain the Board's authority with respect to changes in base or other rates effective on or after the end of eighteen months from the date the Board approves this Stipulation and adopts it as a final written decision and order.

(i) ETG's three pending Basic Gas Supply Service (BGSS) proceedings in Docket Nos. GR03050423, GR02120945 and GR01110771 are resolved, and the Board shall issue final written orders to this effect, except insofar as the Board may conduct audits of the type normally associated with BGSS proceedings.

(j) This Stipulation shall become effective upon its approval and adoption by the Board in its written decision and order.

(k) This Stipulation may not be amended in any way, except by a writing executed by all of the parties to this Stipulation.  In the event the Board modifies any provision of this Stipulation, absent express written consent of the parties, the Stipulation shall be void and the parties shall be restored to their positions prior to the execution of the Stipulation.  In the event the Company's lenders do not agree to modify their current credit facilities to permit the Company to enter into this settlement without causing a default of those credit facilities, the Stipulation shall be void and the parties shall be restored to their positions prior to the execution of the Stipulation.

(l)  The parties hereby agree to be bound to this Stipulation, and they acknowledge that their respective representatives executing this Stipulation are authorized on their behalf to execute this Stipulation.  Further, they collectively request that the Board approve the Stipulation and adopt it as a final written decision and order, thereby bringing all issues discussed above to closure.

NUI CORPORATION                                    STAFF OF THE BOARD OF PUBLIC UTILITIES

By: /S/ Craig Matthews                                     By: /S/  John Stanziola
            Craig Matthews,                                               John Stanziola
            President & CEO                                             Executive Director

NUI UTILITIES, INC.

By:  /S/ Victor Fortkiewicz
            Victor Fortkiewicz, President

ELIZABETHTOWN GAS COMPANY

By:  /S/ Victor Fortkiewicz
             Victor Fortkiewicz, President

This Agreement was executed by all parties on April 13, 2004